EXHIBIT 10.7

                               INCUBATE THIS! INC.
                            ADVISORY BOARD AGREEMENT

     ADVISORY BOARD AGREEMENT made as of this 21st day of June, 2000 by and between INCUBATE THIS! INC., a Colorado corporation, having an office at 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480 (hereinafter referred to as "Incubate") and Richard I. Anslow, Esq. an individual, with an address at 4400 Route 9 South, 2nd Floor, Freehold, NJ 07728 (hereinafter referred to as "ANSLOW").

                              W I T N E S S E T H:

     WHEREAS, Incubate desires to retain ANSLOW for its advisory board; and

     WHEREAS, ANSLOW is willing to serve on the advisory board of Incubate upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

     1. Retain ANSLOW as Advisory Board Member. Incubate hereby retains ANSLOW to serve on its advisory board until removed by the Board or until ANSLOW resigns.

     2. Duties. ANSLOW shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the Advisory Board and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Advisory Board, and shall be available to confer and consult with and advise the officers and directors of Incubate at such times that may be required by Incubate.

     3.   Compensation.   ANSLOW   shall   immediately   receive   nonrefundable
compensation of 25,000 shares of the Restricted Common Stock of the Company. ANSLOW shall be required to complete 6 months of duty hereunder.

     4. Expenses. ANSLOW shall submit to Incubate reasonably detailed receipts with respect thereto which substantiate ANSLOW's expenses, including expenses to attend all advisory board meetings and Incubate shall reimburse ANSLOW for all reasonable documented expenses.

     5. Secrecy. At no time shall ANSLOW disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Incubate or its affiliates or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

     6. Termination.

        a. Termination by Incubate

     (i) Incubate may terminate this Agreement immediately for Cause For purposes hereof, "Cause" shall mean (A) the conviction of ANSLOW for the commission of a felony against the Incubate; and/or (B) the habitual abuse of alcohol or controlled substances. In no event shall alleged incompetence of ANSLOW in the performance of ANSLOW's duties be deemed grounds for termination for Cause.

     (ii) This agreement automatically shall terminate upon the death of ANSLOW, except that ANSLOW's estate shall be entitled to receive any amount accrued under Section 3 for the period prior to ANSLOW's death and any other amount to which ANSLOW was entitled of the time at his death.

     7. Arbitration. Any controversies between Incubate and ANSLOW involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

     8. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

     9. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Incubate and ANSLOW with respect to ANSLOW's employment by Incubate. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the ANSLOW and the Incubate, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of this Agreement shall survive the termination of this Agreement.

     10. Assignment. This Agreement shall not be assigned to other parties.

     11. Governing Law. This Agreement and all the amendments hereof, an waivers and consents with respect thereto shall be governed by the internal laws of the State of Florida, without regard to the conflicts of laws principles thereof.

     12. Notices. All notices, responses, demands or other communication under this Agreement shall be in writing and shall be deemed to have been given when

          a.  delivered  by  hand;

          b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

          c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

(i) if to Incubate: INCUBATE THIS! INC.         Copy to: Donald F. Mintmire,Esq.
                    Attn: Sharone Perlstein              Mintmire & Associates
                    265 Sunrise Avenue, Suite 204        265 Sunrise Avenue, Suite 204
                    Palm Beach, Florida 33480            Palm Beach, FL 33480
                    Telefax: (561) 659-5371              Telefax: (561) 659-5371
                    Telephone:(561) 832-5696             Telephone: (561) 832-5696

(ii)if to ANSLOW:   Richard I. Anslow, Esq.
                    4400 Route 9 South, 2nd Floor
                    Freehold, NJ 07728
                    Telefax: (732) 577-1188
                    Telephone: (732) 409-1212



     13. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

     14. Prior Agreements. Any prior Agreements between the parties with respect to this same subject matter is null and void nunc pro tunc.


     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

ATTEST:                                      INCUBATE THIS! INC.


By:                                          By: /s/ Sharone Perlstein
--------------------------                   -------------------------
                                             Sharone Perlstein
                                             President

WITNESS:
By:                                          By: /s/Richard I. Anslow
--------------------------                   -------------------------
                                             Richard I. Anslow, Esq.